COACHMAN INCORPORATED
                                     301 NW 63rd Street
                                          Suite 500
                                Oklahoma City, Oklahoma 73116

                          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 To Be Held August 22, 1995

To the Stockholders of
COACHMAN INCORPORATED

	    NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of Stockholders of Coachman Incorporated, a Delaware corporation (the "Corporation"), will be held at 10:00 a.m., August 22, 1995 at 301 N.W. 63rd Street, Suite 500,
Oklahoma City, Oklahoma, for the following purposes:

     1.	 To elect four directors of the Corporation to hold office until their successors shall have been elected and shall qualify;

    	2. 	To authorize a reverse stock split of the Corporation's Common Stock on a 1 share for 3 shares basis;

    	3. 	To authorize the increase of Common Stock to 50,000,000 and to decrease the par value to $0.005 per share.

    	4.	 To transact such other business as may properly come before the meeting.

    	Only stockholders of record at the close of business on July 24, 1995 are entitled to notice of and to vote at this meeting and any adjournment thereof. Such stockholders may vote in person or by proxy. The stock transfer books of the Corporation will not be closed.

	    Stockholders are invited to attend the meeting in person.  Whether or not you plan on attending the meeting in person, it is important that your shares be represented and voted at the meeting in accordance with your instructions.
Therefore, you are urged to fill in, sign, date and return the accompanying proxy in the enclosed envelope.  No postage is required if mailed in the
United States.

						                                 By Order of the Board of Directors


									                                       Dennis D. Bradford
									                                      Chairman of the Board

Oklahoma City, Oklahoma
August 8, 1995

                                    COACHMAN INCORPORATED
                                     301 NW 63rd Street
                                          Suite 500
                                Oklahoma City, Oklahoma 73116

                                       PROXY STATEMENT
                                             FOR
                               ANNUAL MEETING OF STOCKHOLDERS
                                 To Be Held August 22, 1995


                                    ELECTION OF DIRECTORS

    	The by-laws of the Corporation provide that the number of directors who shall constitute the whole board shall be such number as may be fixed from time to time by the Board of Directors and vacancies in the Board may be filled by the Board of Directors until the next annual meeting of the Stockholders. At present, the Board of Directors consists of five members, Dennis D. Bradford, G. Baker Bokorney, Jay T. Edwards, Kenneth G. Flaming, and Robert E. Swain.

    	Three of the current five directors, Dennis D. Bradford, Jay T. Edwards and Robert E. Swain, are proposed to be re-elected to hold office until the election of their successors or their earlier resignation or removal. The remaining two directors, G. Baker Bokorney and Kenneth G. Flaming, are not standing for re-election to the Board but are being elected to the board of Innkeepers, Inc., a wholly owned subsidiary of the Corporation. One new nominee, Dr. Alejandro G. Asmar is proposed for the Board. Should any such nominee become unable to serve, proxies may be voted for another person designated by management or the Board. All nominees have advised that they will serve if elected.

Certain Information Regarding Nominees

	    The names of the nominees, their ages as of the date of the Annual Meeting, the date each first became a director, their principal occupations during at least the past five years, certain other directorships held and certain other biographical information are as set forth below.

    	Dennis D. Bradford, age 49, has been Chairman, Chief Executive Officer and Director (and was President until December 14, 1993) of the Corporation since its inception on February 5, 1985. From 1973 to 1985 he was partner in various partnerships which constructed, owned and operated real estate properties including Coachman Inns until the sale of his interests in those partnerships to the Corporation. From 1983 until 1984 he served as Vice President of Corporate Development for PetroSouthern, Inc., a publicly held oil and gas exploration company. PetroSouthern became Craft World International, Inc. in 1986 and changed its basic business to a distributor of craft and leisure products. In 1986, Mr. Bradford was elected to the Board of Directors of Craft World. Mr. Bradford has been Vice Chairman of the National Advisory Council to the U.S. Small Business Administration and a delegate to the 1986 White House Conference on Small Business. He is a graduate of the University of Tulsa with a BSBA degree in Economics.

     Robert E. Swain, age 49, has been a Director of the Company since December 14, 1993 and was President until December 31, 1994. Mr. Swain is president of American Landmark Homes, Inc. Mr. Swain founded Caribbean Outfitters and has been its President, Chief Executive Officer and Director since its inception in 1989. Prior to founding Caribbean Outfitters, Mr. Swain was Chairman, President and Chief Executive Officer of Craft World International, Inc., the largest domestic distributor of craft and needle work products. Mr. Swain also has experience as a resort developer in the Caribbean. Mr. Swain is a graduate of Bowdoin College.

	    Jay T. Edwards, age 63, has been a Director of the Corporation since its inception on February 5, 1985.  He is a management consultant and General
Administrator of the Oklahoma Corporation Commission.  He was President,
Chief Operating Officer and Director of CMI Corporation, a publicly held
American Stock Exchange company from 1985 until 1991.  From 1982 to 1985,
General Edwards was the Executive Director of the University of Oklahoma
Energy Center.  From 1954 to 1982, General Edwards served in the United
States Air Force, retiring in 1982 after having achieved the rank of Major
General.  General Edwards is a Director of the State Fair of Oklahoma,
a Director of Oklahoma Airspace Museum and Chairman of the Natural Resource
Education Foundation.  General Edwards is a graduate of the United States
Military Academy, West Point, New York, and received a B.S. Degree in
Mechanical Engineering in 1954.  General Edwards received a Master of Science
Degree in Aeronautical Engineering from Texas A & M University in 1962, and a Master of Science Degree in Management from George Washington University in 1971.

     Dr. Alejandro G. Asmar, age 45, Director nominee. Dr. Asmar is President of AGA Associates, Inc. (formerly AGA & Associates), Hato Rey, Puerto Rico. From 1984 to 1988, Dr. Alejandro was First Vice President and Chief
Operating Officer with Drexel Burnhart Lambert, Inc.'s Puerto Rico Branch,
San Juan, Puerto Rico. From 1983 to 1984, he was the Puerto Rican American Insurance Co., San Juan, Puerto Rico in the capacity of Vice Presdient, Finance and Administration and from 1977-1982 was Senior Vice President, Finance with First Federal Savings & Loan Association of Puerto Rico, Santurce, Puerto Rico. Dr. Alejandro served as an Independent Consultant, Assistant Professor, Director, Department of Administration and Director, Business Research Center with the University of Puerto Rico from 1972 to
1977. Dr. Alejandro is a graduate of the University of Pennsylvania, The Wharton School, receiving a Ph.D. in Business and Applied Economics in 1976 and a MA in Finance in 1972; and received a BA in Social Sciences in 1969 from the University of Puerto Rico. Dr. Alejandro is affiliated with the American Economic Association, American Finance Association and the Financial Analysts Association. His professional licenses include: Brokerage:
Registered Representative Financial and Operations Principal Branch Manager-ROP-MSRB, Investment Advisor and Life Insurance Agent.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table and notes thereto sets forth, as of June 30, 1995, certain information regarding ownership of common stock by (i) each person known to the Corporation to beneficially own more than 5% of its common stock, (ii) each director and nominee for director of the Corporation and
(iii) all present officers and directors of the Corporation as a group.

     Under the rules and regulations of the Securities and Exchange Commission, a person is deemed to own beneficially all securities of which that person owns or shares voting or investment power as well as all securities which may be acquired through the exercise of currently available conversion, warrant or option rights. Unless otherwise indicated, each such person possesses sole voting and investment power with respect to the shares owned by him.

Name and Adress                   Amount and Nature of            Percent
of Beneficial Owner               Beneficial Ownership            Outstanding

Dennis D. Bradford                      1,522,638 (a)(b)             18%
301 N.W. 63rd, Suite 500
Oklahoma City, OK  73116

Robert E. and Linda D. Swain            1,721,170                    21%
1055 Bay Esplanade
Tampa, FL  34630

Craig Missler                             507,646 (c)                 6%
P. O. Box 1826
Venice, CA  90294

Jay T. Edwards                              6,150 (d)                 *

Catherine Myers                                20                     *

All officers and directors
  as a group (4 persons)                3,249,978 (e)	              	45%

*Less than 1% of the common stock outstanding at June 30, 1995.

(a)	Includes 13,100 shares of common stock that may be acquired upon exercise of employee stock options previously granted under the Corporation's 1987 Stock Option Plan.

(b)	Includes 403,000 shares of common stock which may be acquired upon exercise of nonqualified incentive stock options granted December 14, 1993.

(c)	Includes 129,143 shares available if a $30,000 note due Mr. Missler by the Corporation is converted to stock.

(d)	Includes 4,700 shares of common stock that may be acquired upon exercise of employee stock options previously granted under the Corporation's 1987 Stock Option Plan.

(e)	Includes 417,800 shares of common stock that may be acquired by such persons upon exercise of employee stock options previously granted under the Corporation's 1987 Stock Option Plan and on December 14, 1993.


                      COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

  	  To the Corporation's knowledge, all Form 5s were filed in a timely manner.


                              DIRECTORS AND EXECUTIVE OFFICERS

    	All Directors of the Corporation serve until the next Annual Meeting of the Stockholders of the Corporation. There are no special arrangements under which any of the directors serve. Ages are as of December 31, 1994.

											                                                 Director
Name			              	Age		  Position				                     Since

Dennis D. Bradford		  49     Chairman of the Board 		       February 1985
						                       Chief Executive Officer
						                       Director
Robert E. Swain	     	49		   Director				                   December 1993
Jay T. Edwards	      	63		   Director				                   February 1985


Certain Information Regarding Executive Officers

    	All officers and directors of the Corporation serve at the pleasure of the Board of Directors except that Dennis D. Bradford, Robert E. Swain and John D. Hourihan and the Corporation entered into three year Management Agreements dated December 16, 1993.

											                                                Officer
Name				             Age		  Position				                    Since

Dennis D. Bradford		 49		   Chairman of the Board 		       February 1985
                      						Chief Executive Officer
						                      Director
Catherine Myers		    34		   Secretary				                  January 1995


                                   EXECUTIVE COMPENSATION

Cash Compensation

    	The following sets forth the cash compensation paid to each of the Executive Officers of the Corporation during 1994.

Name of Individual			     Capacities in			             Cash
or Number in Group		      Which Served			           Compensation

Dennis D. Bradford			     Chairman of the Board		   $ 81,666.70
					                     Chief Executive Officer
Catherine Myers			        Secretary				             $ 16,000.00

All executive officers
  as a group (2)								                            $ 97,666.80

Compensation of Directors

    	Non-management directors of the Corporation are entitled to a fee of $2,000 per year plus $500 for attendance at each meeting of the Board of Directors. Non-management directors receive a fee of $250 for each committee meeting attended.


                       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

	    Hospitality Realty, Inc., in which Mr. Bradford holds approximately 35%
of the outstanding shares of common stock, is indebted to the Corporation in the amount of $804,669.40 as of December 31, 1988, which was subsequently written off by the Corporation.  The note receivable arose from net disbursements made by the Corporation on behalf of Hospitality Realty, Inc.
for debt service, investments and operating expenses when it was a wholly owned subsidiary of the Corporation as follows: for the years ended December
31, 1987 and 1986 -- $232,809 and $412,000 respectively.  After the spin-off of Hospitality Realty, Inc. on February 16, 1987, all transactions with that company have been on terms which are substantially identical to those that are available to unaffiliated third parties.  During 1993 Hospitality
Realty, Inc. repaid $225,000 of the amount owed to the Corporation.

    	During 1991 and 1993, the Corporation loaned $109,958 to Dennis D. Bradford and received as collateral a mortgage on 1,109,513 shares of the Corporation's stock owned by Mr. Bradford. Mr. Bradford in turn loaned a portion of the funds to Hospitality Realty, Inc. which was spun-off from the Corporation.

    	On December 16, 1993, the Corporation acquired all of the stock of Caribbean Outfitters in exchange for 2,000,000 shares of Common Stock of the Corporation. In addition to the 2,000,000 shares of Common Stock issued, the Corporation also granted a contingent stock earn-out to the shareholders of Caribbean Outfitters for up to an additional 2,000,000 shares to be issued based upon the following earnings and expansion contingencies:
(1) an additional 100,000 shares of Common Stock for each new store location opened up to 1,000,000 shares; and (2) an additional 100,000 shares of Common Stock for each $1,000,000 in cumulative gross revenues from Caribbean Outfitters' operations over $2,000,000 in annual revenues up to an additional 1,000,000 shares. The contingent stock earn-out runs through December 31, 1996. Mr. Swain and his wife received 1,721,170 shares of Common Stock issued in the acquisition and will received 86% of any shares issued under the contingent stock earn-out.

    	During July 1994, the Corporation purchased all of the stock of the West Indies Resort Company and all of the limited partnership interests in the West Indies Club Limited. As a result of this transaction, 125,962 shares of common stock were issued to Robert E. Swain.


                            AUTHORIZATION OF REVERSE STOCK SPLIT

    	The Board of Directors has approved and recommends that the stockholders of the Corporation approve a one for three reverse stock split of the Corporation's Common Stock.

    	The proposed reverse stock split would be done by amendment to the Certificate of Incorporation to reclassify and change (without any further act) the 25,000,000 shares of Common Stock par value of $0.01 to 8,333,333 shares of Common Stock par value $0.03. Further, any fractional shares to be issued shall be rounded up the nearest whole share by the stock transfer agent up the reissuance of shares surrendered. The Board has also submitted for stockholder approval a resolution to increase the number of shares of Common Stock to 50,000,000 and to decrease the part value to $0.005 per share. See below.


    	The purpose of the reverse stock split is to establish an appropriate price in the public market for the Corporation's Common Stock in order to meet certain listing requirements for the Common Stock being traded in a meaningful market, such as the NASD, National Market System or the American Stock Exchange.

    	If the reverse stock split is approved by the stockholders, the Corporation will file an appropriate amendment to the Certificate of Incorporation effecting such reverse stock split. The stockholders of the Corporation shall be given notice to surrender their certificates of shares to American Stock Transfer, as transfer agent for the Corporation, in order that new certificates (giving effect to the reverse stock split) can be issued.


                           AUTHORIZATION TO INCREASE COMMON STOCK

    	The Board of Directors has approved and recommends that the stockholders of the Corporation approve an amendment to the Corporation's Certificate of Incorporation for the purpose of increasing the number of its authorized shares of Common Stock from 25,000,000 (pre-reverse stock split) to 50,000,000 (post reverse stock split) and to decrease the par value from $0.01 to $0.005 per share.

    	Currently, there are 8,278,142 shares of Common Stock issued and outstanding and 433,550 shares reserved for issuance under certain incentive option plans. In June 1995, the Corporation signed a definitive acquisition agreement with the owners of Olympic Mills Corporation to acquire that business for cash and the issuance of 6,000,000 shares of Common Stock. The Corporation intends to raise an additional $7,500,000 through the sale of Common Stock in a private placement to fund the acquisition and provide working capital for the Corporation. The shares required to complete this acquisition and do the offering exceed the shares of Common Stock currently authorized.

    	The Board of Directors believes that the increase in the number of authorized shares of Common Stock will increase the flexibility of the Corporation for raising additional capital and future acquisitions. Except for the intended acquisition of Olympic Mills discussed above, the Corporation does not presently have any plans to issue any Common Stock.

    	The affirmative vote of a majority of the outstanding Common Stock entitled to vote on this proposal to amend the Corporation's Certificate of Incorporation is required for approval of the proposal. The Board of Directors recommends voting FOR this proposal to amend the Certificate of Incorporation.


                                       OTHER BUSINESS

    	Management does not intend to bring any matters before the meeting other than those set forth in the accompanying notice. Management knows of no other matters to be brought before the meeting by others. However, if any other matters are brought before the meeting, the proxies named in the enclosed form of proxy will vote in accordance with their judgment on such matters.


                                    STOCKHOLDER PROPOSALS

	A proposal submitted by a stockholder for action at the Corporation's 1996 Annual Meeting of Stockholders must be received no later than January 1, 1996 in order to be included in the proxy statement for that meeting.

                                						By Order of the Board of Directors



						                                        Dennis D. Bradford
						                                       Chairman of the Board

Oklahoma City, Oklahoma
August 8, 1995

                    YOUR COOPERATION IN GIVING THIS MATTER YOUR IMMEDIATE
                       ATTENTION AND IN RETURNING YOUR PROXY PROMPTLY
                                     WILL BE APPRECIATED